UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 17, 2011

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Arkansas Rate Case Order

As previously disclosed, Oklahoma Gas and Electric Company (the “Company”), a wholly-owned subsidiary of OGE Energy Corp., filed a rate case with the Arkansas Public Service Commission (“APSC”) on September 28, 2010 requesting a rate increase of $17.7 million, to recover the cost of significant electric system expansions and upgrades, including high-voltage transmission lines, that have been completed since the last rate filing in August 2008, as well as increased operating costs. The Company also sought recovery, through a rider, of the Arkansas jurisdictional portion of (i) costs associated with transmission upgrades and facilities that have been approved by the Southwest Power Pool (“SPP”) in its regional planning processes and constructed by other non-Company transmission owners throughout the SPP that have been allocated to the Company through the Federal Energy Regulatory Commission approved transmission rates and (ii) SPP administrative fees.

On May 13, 2011, the Company reached a settlement agreement with all the parties in the case.  On June 17, 2011, the APSC approved the settlement agreement and the Company implemented new electric rates effective June 20, 2011.  A copy of the Company’s press release announcing the approval of the settlement agreement is attached as Exhibit 99.01 and incorporated herein by reference.  Also, a copy of the APSC order is incorporated herein by reference as Exhibit 99.02.  Key items of the APSC order include:

•	The recovery of and a return on significant electric system expansions and upgrades, including high-voltage transmission lines, as well as increased operating costs, totaling $8.8 million annually;
•
Authorization for the Company to recover the actual cost of third-party transmission charges and SPP administrative fees through a rider mechanism which will remain in effect until new rates are implemented after the Company’s next general rate case.  The Arkansas jurisdictional portion of the combined costs is expected to be approximately $1 million in 2011; and

•	The deferral of certain expenses associated with a customer education program in an amount not to exceed $0.3 million per year for a maximum of two years.

2011 Oklahoma Rate Case Filing

As part of the Joint Stipulation and Settlement Agreement reached in the Company’s 2009 Oklahoma rate case filing, the parties agreed that the Company would file a rate case on or before June 30, 2011.  On May 27, 2011, the Company requested an extension until the end of July 2011 for filing the Oklahoma rate case.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated June 20, 2011, announcing Arkansas Regulators Approve New Rates for OG&E effective June 20.
99.02	Copy of APSC Order dated June 17, 2011. (Filed as Exhibit 99.02 to OGE Energy’s Form 8-K filed June 22, 2011 (File No. 1-12579) and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

June 22, 2011